Exhibit 10.4

AGREEMENT AND PLAN OF MERGER

DATED AS OF JULY 21, 2018

AMONG

PREDICTIVE TECHNOLOGY GROUP, INC. PREDICTIVE ACQUISITIONS, INC.

-AND-

REGENERATIVE MEDICAL TECHNOLOGIES, INC.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

1

ARTICLE II BASIC  TRANSACTION

5

2.1 The Merger

5

2.2 The Closing

5

2.3 Actions at the Closing

5

2.4 Effect of Merger

5

2.5 Procedure for Payment of Merger Consideration; Dissenting Shares

7

2.6 Closing of Transfer Records

8

2.7 Termination  of Exchange Agency

8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF RMT

8

3.1

Organization, Qualification, and Corporate Power

8

3.2

Capitalization

9

i

3.3

Authorization of Transaction

9

3.4

Noncontravention

9

3.5

Subsidiaries

9

3.6

Disputes and Litigation

9

3.7

Financial Statements

10

3.8

Absense of Certain Changes

10

3.9

Undisclosed Liabilities

10

3.10 Taxes

12

3.11 Brokers'  Fees

12

3.12 Employee Matters

13

3.13 Contractual and Other Obligations

13

3.14

Transactions with Affiliated Persons

13

3.15

Books and Records

13

3.16

Consents

13

3.17

Disclosure

14

3.18

Qualified Investors

13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE ACQUISITION SUB

16

4.1

Organization; Relationship

16

4.2

Capitalization

16

4.3

Authorization of Transaction

17

4.4

Disputes and Litigation

18

4.5

Noncontravention

18

4.6

Financial Statements

18

4.7

Absence of Certain Changes.

18

4.8 Undisclosed  Liabilities

19

4.9 Taxes

19

4.10

Contractual  and Other Obligations

19

4.11

Valid Issuance

20

4.13

Books and Records

20

4.14

Validity of the Buyer Shares

20

4.15 Brokers' Fees

20

4.16 l0b-5 Disclosures

20

ARTICLE  V  COVENANTS

20

5.1 General

21

5.2 Notices and  Consents

21

5.3 Regulatory  Matters and Approvals

21

5.4 Requisite Stockholder Approval;  Notice of Merger

21

5.5 Preparation  of Informational Statement.

21

5.6 Conduct of the Parties' Businesses

22

5.7 Full Access; Confidentiality

22

5.8 Notice of Developments

23

5.9 SEC Filings

23

5.10 Tax Treatment

24

5.11 Tag Along

24

5.12 Registration Rights

ARTICLE VI CONDITIONS TO OBLIGATION TO CLOSE

24

6.1 Conditions to Obligation of the  Buyer and the Acquisition Sub

24

v

6.2 Conditions to Obligation of RMT

25

ARTICLE   VII TERMINATION

26

7.1 Termination of Agreement

26

7.2 Effect of Termination

27

ARTICLE VIII MISCELLANEOUS

8.2 Survival

27

8.2 Press Releases and Public Announcements

27

8.3 No Third-Party Beneficiaries

27

8.4 Entire Agreement

27

8.5 Succession and  Assignment

28

8.6 Counterparts

28

8.7 Headings

28

8.8 Notices

28

8.9 Governing Law

29

8.10 Amendments and Waivers

29

8.11 Severability

29

8.12 Expenses

30

8.13 Construction

30

8.14 Incorporation of Exhibits and Schedules

30

Exhibit A

Certificate of Merger

RMT Disclosure Schedule

Buyer Disclosure Schedule

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this "Agreement") is entered into as of July 21, 2018, by and among Predictive Technology Group, Inc., a Nevada corporation (the "Buyer"), Predictive Acquisitions, Inc., a Utah corporation and a wholly-owned subsidiary of the Buyer (the "Acquisition Sub"), and Regenerative Medical Technologies, Inc., a Utah corporation (the "RMT"). Regenerative Technologies, LLC, a Utah limited liability company, is also party to this Agreement with respect to Section 3.16 and 3.18 only. The Buyer, the Acquisition Sub, and  RMT are referred to collectively herein as the "Parties."

WHEREAS, the respective boards of directors of the Buyer, the Acquisition Sub, and RMT have deemed it advisable and in the best interests of their respective corporations and stockholders to consummate a merger transaction whereby the Buyer will acquire all of the outstanding capital stock of RMT in exchange for shares of Buyer's common stock through a reverse subsidiary merger of the Acquisition Sub with and into RMT, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the respective boards of directors of the Buyer, the Acquisition Sub, and RMT have approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger (as herein defined); and

WHEREAS, the Parties intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code") and that the transactions contemplated by this Agreement be undertaken pursuant to such plan.

Now, therefore, in consideration of the mutual covenants and agreements herein made, and in consideration of the representations and warranties herein contained, the Parties agree as follows.

ARTICLE I

DEFINITIONS

"Acquisition Sub" has the meaning set forth in the preface above.

"Acquisition Sub Share" means any share of the common stock, $0.001 par value per share, of the Acquisition Sub.

"Agreement" has the meaning set forth in the preface above.

"Articles of Merger" has the meaning set forth in Section 2.3 below.

"Buyer" has the meaning set forth in the preface above.

"Buyer Agreements" shall mean all mortgages, indentures, notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, to which the Buyer or the Acquisition Sub is a party or by which the Buyer or the Acquisition Sub or any of their respective properties may be bound or affected.

"Buyer Financial Statements" has the meaning set forth in Section 4.6(a) below.

"Buyer Disclosure Schedule" has the meaning set forth in Article IV below.

"Buyer Share" means any share of the common stock, $0.001 par value  per share, of  the Buyer.

"Buyer Stockholder" means the holder of any Buyer Shares. "Closing" has the meaning set forth in Section 2.2 below. "Closing Date" has the meaning set forth in Section 2.2 below. "Code" has the meaning set forth in the preface above.

"Confidential Information" means any information concerning the businesses  and affairs of RMT, or the Buyer (as the case may be) that is not already generally available to the public.

"Dissenting Share" means any RMT Share which is issued and outstanding immediately prior to the Effective Time and which is held of record by a stockholder who has not voted such shares in favor of the Merger and has delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in the Utah Business Corporation Act.

"Effective Time" has the meaning set forth in Section 2.4(a) below.

"ERISA" means Employee Retirement Income Security Act of 1974, as amended.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Knowledge" means actual knowledge after reasonable investigation.

"Lien" means any mortgage, deed of trust, security interest, pledge, lien, or other charge or encumbrance of any nature whatsoever except: (a) liens disclosed in either RMT Historical Financial Statements; and (b) liens for taxes, assessments, or governmental charges or levies not yet due and delinquent.

"Material Adverse Effect" with respect to a Party shall mean any change, effect, event, occurrence or state of facts which is, or is reasonably expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to (i) the economy, health care regulatory issues generally, or securities markets of the United States or any other region in general or (ii) this Agreement or the transactions contemplated hereby or the announcement thereof.

"Merger" has the meaning set forth in Section 2.1 below.

"Merger Consideration" means the Buyer Shares into which RMT Shares issued and outstanding at and as of the Effective Time are converted, together with the Replacement Options.

"Merger Notice" has the meaning set forth in Section 5.4(b) below.

"Merger Transactions" has the meaning set forth in Section 5.4(a) below.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization (or any subsidiary or affiliate of any of the foregoing), or a governmental entity (or any department, agency, or political subdivision thereof).

"Regulation D" has the meaning set forth in Section 5.5 below.

"Requisite Stockholder Approval" means the affirmative vote (whether cast at a special meeting of RMT Stockholders or Buyer Stockholders, as applicable, or provided by written consent) of the holders of a majority of RMT Shares or Buyer Shares, as applicable, in favor of this Agreement and the Merger.

"RMT" has the meaning set forth in the preface above.

"RMT Disclosure Schedule" has the meaning set forth in ARTICLE III below.

"RMT Financial Statements" has the meaning set forth in Section 3.7 below.

"RMT Interim Financial Statements" has the meaning set forth in Section 3.7 below.

"RMT Historical Financial Statements" has the meaning set forth in Section 3.7 below.

"RMT Share" means any share of the Common Stock, $0.001 par value per share, of RMT.

"RMT Stockholder" means RT, LLC, the sole holder of RMT Shares.

"RT, LLC" has the meaning set forth in Section 2.S(a) below. "SEC" means the Securities and Exchange Commission. "Securities Act" means the Securities Act of 1933, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Surviving Corporation" has the meaning set forth in Section 2.1 below.

"Tax" shall mean any United States, state, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, estimated, alternative, or add-on minimum, ad valorem, transfer or excise tax, goods and services or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any governmental authority, together with any interest or penalty imposed thereon.

"Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

"Transfer Agent" has the meaning set forth in Section 2.5 below.

"Utah Revised Business Corporations Act" means the Utah Revised Business Corporation Act, Utah Code Section 16-l0A-101 et seq., as amended.

ARTICLE II

BASIC TRANSACTION

2.1 The Merger.

On and subject to the terms and conditions of this Agreement, the Acquisition Sub will merge with and into RMT (the "Merger") at the Effective Time. RMT shall be the corporation surviving the Merger (the "Surviving Corporation").

2.2 The Closing.

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer, 2735 East Parleys Way, Suite 205, Salt Lake City, Utah, commencing at 9:00 a.m. local time on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take place at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however. that the Closing Date shall be no later than December 31, 2018.

2.3 Actions at the Closing.

At the Closing, (a) RMT will deliver to the Buyer and the Acquisition Sub the various certificates, instruments, and documents referred to in Section 6.1 below, (b) the Buyer and the Acquisition Sub will deliver to RMT the various certificates, instruments, and documents  referred to in Section 6.2 below, (c) RMT and the Acquisition Sub will file with the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Utah Department") Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger"), and (d) the Buyer will cause the Transfer Agent to issue certificates for the common stock of Buyer representing the Merger Consideration in the manner provided below in this ARTICLE II.

Additionally, each of the Parties shall take all such lawful action, and shall provide documentation satisfactory to the other Party upon reasonable request that such lawful action has been taken, as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all assets, rights, privileges, powers, immunities, purposes and franchises of either of RMT or the Acquisition Sub, the officers and directors of such corporation shall take all such lawful and necessary action.

2.4 Effect of Merger.

(a) General. The Merger shall become effective at the specified "Effective Time" set forth in the Articles of Merger to be filed with the Utah Department upon closing byRMT and the Acquisition Sub (the "Effective Time"). The Merger shall have the effect set forth in the Utah Revised Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either RMT or the Acquisition Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

(b) Articles of Incorporation. The Articles of Incorporation of RMT effective as of the Closing shall be the Articles of Incorporation of the Surviving Corporation at and as of the Effective Time.

(c) Bylaws. The Bylaws of RMT in effect as of the Closing shall be the bylaws of the Surviving Corporation at and as of the Effective Time.

(d) Directors and Officers. The following individuals shall automatically comprise the entire slate of directors of the Surviving Corporation at and as of the Effective Time: Rick Obray, M.D., Bradley C. Robinson, and Eric Olson. The following individuals shall automatically comprise the officers of the Surviving Corporation at and as of the Effective Time: Bradley C. Robinson, Chief Executive Officer; Eric Olson, President; and Simon Brewer, Secretary and Treasurer.

(e)Conversion of RMT Shares. At and as of the Effective Time, by virtue of the Merger and without any action by any Person:

(i) each issued and outstanding RMT Share (other than any Dissenting Share), and all rights in respect thereof, shall be deemed cancelled and converted into the right to receive One Hundred Thousand (100,000) fully paid and nonassessable Buyer Shares; and

(ii) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Utah Revised Business Corporation Act.

Notwithstanding the foregoing, the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of RMT Shares outstanding. No RMT Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.4(d) after the Effective Time.

(f) Conversion of Capital Stock of the Acquisition Sub. At and as of the Effective Time, each Acquisition Sub Share, and all rights in respect thereof, shall, by virtue of the Merger and without any action by the holder thereof, be deemed cancelled and converted into the right to receive one (1) fully paid nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation.

(g) No Effect on the Buyer Shares.

The Merger shall effect no change in any shares of the Buyer Shares issued and outstanding prior to the Effective Time.

2.5b Procedure for Payment of Merger Consideration; Dissenting Shares.

(a) Buyer Shares.

(i) Immediately after the Effective Time, the Buyer will cause the Surviving Corporation to furnish to its transfer agent (the "Transfer Agent") certificates representing the portion of Merger Consideration to be paid to Regenerative Technologies, LLC, a Utah limited liability company ("RT, LLC"), the sole shareholder of all of the RMT Shares issued and outstanding immediately prior to the Closing.

(ii) As soon as practicable after the Effective Time, the Buyer shall provide to the Transfer Agent Ten Million (10,000,000) Buyer Shares to be delivered  to RT, LLC in accordance with Section 2.4(e) above. The Buyer shall instruct the Transfer Agent to promptly thereafter send a notice and transmittal form to RT, LLC, advising it of the terms of the exchange effected by the Merger and the procedure for surrendering to the Transfer Agent (who may appoint forwarding agents with the approval of the Buyer) its certificate evidencing RMT Shares for exchange for Buyer Shares. Upon surrender of the same to the Transfer Agent, RT, LLC shall be entitled to receive, in exchange for such certificate, a certificate evidencing Ten Million (10,000,000) Buyer Shares pursuant to Section 2.4(e) hereof, and the certificate so surrendered shall forthwith be cancelled.

(iii)In the event any certificate representing any RMT Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by RT, LLC, the Transfer Agent shall issue in exchange for such lost, stolen or destroyed certificate the consideration payable in exchange therefor pursuant to this Agreement.

(iv) The Buyer shall pay all charges and expenses of the Transfer Agent

(b)Dissenting Shares. Notwithstanding anything in this Agreement to thecontrary, no Dissenting Shares shall be converted into or be exchangeable for the right to receive the consideration provided in this Article II of this Agreement, unless and until the holder of any such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost its right to appraisal and payment under the Utah Revised Business Corporation Act. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's RMT Shares shall thereupon be deemed to have been converted into and  to  have become exchangeable for, at the Effective Time, the right to receive the consideration therefor specified under this Article II, without any interest thereon.

2.6 Closing of Transfer Records.

After the close of business on the Closing Date, transfers of RMT Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

2.7 Termination of Exchange Agency.

Any portion of the Buyer Shares that remains undistributed to the holders of RMT Shares for one year after the Effective Time shall be delivered to the Buyer, upon demand, and any holders of RMT Shares who have not therefore complied with this Article II shall thereafter look only to Buyer for the Buyer Shares to which they are entitled pursuant to Section 2.4(e) hereof. Any portion of such remaining shares unclaimed by holders of RMT Shares as of a date which is immediately prior to such time as such shares or amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of the Buyer free and clear of any claims or interest of any person previously entitled thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF RMT

RMT, and RT, LLC with respect to Sections 3.16 and 3.18 only, each represents and warrants to the Buyer and the Acquisition Sub that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE Ill), except as set forth in the disclosure schedule accompanying this Agreement (the "RMT Disclosure Schedule").  The  RMT Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ARTICLE III.

3.1 Organization, Qualification, and Corporate Power.

RMT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah. RMT is duly authorized to conduct business and is in good standing under the laws of each jurisdiction wherein the failure to so qualify would have a Material Adverse Effect on RMT taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. RMT has full corporate power and authority to own or hold under lease the assets and properties that it owns or holds under lease, to conduct its business as currently conducted, to perform all of its obligations under the agreements to which it is a party, including without limitation this Agreement.

3.2 Capitalization.

The entire authorized capital stock of RMT consists of 1,000 RMT Shares, of which 100 RMT Shares are issued and outstanding and 900 RMT Shares are held in treasury. All of the issued and outstanding RMT Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require RMT to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to RMT.

3.3 Authorization of Transaction.

RMT has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that RMT cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of RMT, enforceable in accordance with its terms and conditions except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

3.4 Noncontravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will {a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which RMT is subject or any provision of the charter or bylaws of RMT, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which RMT is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except as set specifically set forth in this Agreement, RMT does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

3.5 Subsidiaries.

RMT does not have any subsidiaries.

3.6 Disputes and Litigation.

There is no action, suit, proceeding, or claim, pending or to the Knowledge of RMT, threatened, and no investigation by any court or government or governmental agency or instrumentality, domestic or foreign, pending or to the Knowledge of RMT, threatened, against RMT, before any court, government or governmental agency or instrumentality, domestic or foreign, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award, or other order of any court or government or governmental agency or instrumentality, domestic or foreign, against RMT.

3.7 Financial Statements and Assets.

(a) RMT was formed on January 9, 2018 (the "Formation Date") and, since the Formation Date, has had limited operations. RMT has no (i) consolidated balance sheets;

(ii)consolidated statements of income, stockholders' equity and cash flows for any fiscal year (hereinafter referred to as the "RMT Financial Statements") or (iii) consolidated statements of income and cash flows for any prior months so ended (hereinafter referred to as the "RMT Interim Financial Statements" and, together with RMT Financial Statements, the "RMT Historical Financial Statements").

(b) The personal property and other assets of the Target are described in Schedule 3.7. Target has good and marketable title to all personal property and other assets of any kind or nature owned by it, free and clean or all Liens, except for (a) Liens for non delinquent ad valorem or personal property taxes and (b) such non-monetary Liens that do not detract or interfere with the present or reasonable foreseeable use of the property subject thereto. All of the Liens referred in clause (b) above will be set forth in Schedule 3.7.

3.8 Absence of Certain Changes. Subsequent to the Formation Date, RMT has not:

(a) amended or otherwise modified its constituting documents or bylaws (or similar organizational documents);

(b) altered any term of any of its outstanding securities or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

(c) with respect to, any shares of its capital stock or any other of its securities, granted, encumbered, issued or sold, or authorized for grant or encumbrance, issuance or sale, or granted, encumbered, issued or sold any options, warrants, purchase agreements, put agreements, call agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities, contracts, arrangements, understanding or commitments fixed or contingent that could directly or indirectly require RMT to issue, sell, pledge, dispose of or otherwise cause to become outstanding, any of its authorized but unissued shares of capital stock or ownership interests, as appropriate, or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock, or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock or ownership interests, as appropriate or entered into any agreement, commitment or understanding calling for any of the above;

(d) declared, set aside or made any payment, dividend or other distribution upon any capital stock or, directly or indirectly, purchased, redeemed or otherwise acquired or disposed of any shares of capital stock or other securities of or other ownership interests in RMT;

(e )incurred any liability or obligation under agreements or otherwise, except current liabilities entered into or incurred in the ordinary course of business consistent with past practice; issued any notes or other corporate debt securities or paid or discharged any outstanding indebtedness, except in the ordinary course of business consistent with past practice; or waived any of its respective rights;

(f) mortgaged,  pledged, subjected to any Lien or granted any security interest in any of its assets or properties; entered into any lease of real property or buildings; or, except in the ordinary course of business consistent with past practice, entered into any lease of machinery or equipment, or sold, transferred, leased to others or otherwise disposed of any tangible or intangible asset or property;

(g) adopted or, except as required by law, amended, any employee benefit plan other than as necessary in connection with the transactions contemplated hereby;

(h) entered into any transaction other than in the Ordinary Course of Business consistent with past practice, except in connection with the execution and performance of this Agreement and the transactions contemplated hereby;

(i) suffered any damage, destruction, or loss to any of its assets or properties (whether or not covered by insurance) except for damage, destruction or loss occurring in the ordinary course of business which, individually or in the aggregate, would not have a Material Adverse Effect;

(J) made any loan or advance to any entity or  person other  than  travel  and other similar routine advances to officers, directors or employees in the Ordinary Course of Business consistent with past practice;

(k) instituted or settled any litigation or any legal, administrative or arbitration action or proceeding before any court, government or governmental agency or instrumentality, domestic or foreign, relating to it or any of its properties or assets;

(l) made any new elections, changed any current elections or settled or compromised any liability with respect to its taxes; or

(m) suffered any Material Adverse Effect.

In addition, since the Formation Date, there has been no condition, development or contingency, which, so far as reasonably may be foreseen, may, individually or in the aggregate, have a Material Adverse Effect.

3.9 Undisclosed Liabilities.

Except as otherwise disclosed in this Agreement, RMT has no liabilities, whether accrued, absolute, contingent, or otherwise, whether due or to become due and whether the amount thereof is readily ascertainable or not, other than liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

3.10 Taxes.

RMT has timely and accurately filed, or caused to be timely and accurately filed, all Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves have been established and which are being contested in good faith. There are no claims or assessments pending against RMT for any alleged deficiency in any Tax, there are no pending or, to the Knowledge of RMT, threatened audits or investigations for or relating to any liability in respect of any Taxes, and RMT has not been notified in writing of any proposed Tax claims or assessments against RMT (other than in each case, claims or assessments for which adequate reserves have been established and which are being contested in good faith). RMT has not executed any waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by RMT for any extension of time within which to file any Tax Return or within which to pay any amounts of Taxes shown to be due on any Tax Return. To the Knowledge of the Buyer, there are no liens for Taxes on the assets of RMT except for statutory liens for current Taxes not yet due and payable. There are no outstanding powers of attorney enabling any party to represent RMT with respect to Taxes. Other than with respect to RMT, RMT is not liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any person with respect to any amounts of Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes), or is a party to any tax sharing agreement or any other agreement providing for payments by RMT with respect to any amounts of Taxes. RMT has not engaged in any transaction that requires its participation to be disclosed under Treas. Reg. Sec. 1.6011-4.

3.11 Brokers' Fees.

RMT has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.12 Employee Matters.

RMT does not have any agreement with any individual with regard to compensation for services rendered and has no liability (either contingent or otherwise) to any Person for any services rendered. RMT does not currently have, or has ever had, any employees or maintained

(a) any "employee welfare benefit plan," as defined in Section 3(1) of ERISA,  (b)  any "employee pension benefit plan," as defined in Section 3(2) of ERISA, (c) any plan or agreement providing for  bonuses, stock options,  stock  appreciation  rights, stock  purchase  plans or  other forms of equity-based compensation, (d) any other plan or agreement involving direct or indirect compensation (including any deferred compensation) other than workers' compensation, unemployment compensation and other government programs, (e) any employment, severance, separation, change of control or other similar contract, arrangement or policy providing for insurance coverage, salary continuation, non-statutory workers' compensation,  disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, pension, supplemental pension, savings, retirement savings, fringe benefits, deferred compensation, profit-sharing, bonuses, other forms of incentive compensation or post-retirement insurance, compensation or benefits, (f) any other employee benefit plan, arrangement, program, agreement, policy or practice, formal or informal, funded or unfunded, insured or self-insured, that covers any current or former employee of the Buyer the Acquisition Sub, or (7) any "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

3.13 Contractual and Other Obligations.

(a) Set forth or provided for on Schedule 3.13 attached hereto is a list, of each RMT Agreement that is material to RMT's business or financial condition.

(b) No event has occurred, or, is alleged to have occurred, which constitutes or with lapse of time or giving of notice or both, would constitute a default or a basis for a claim of force majeure or other claim of excusable delay or non-performance by RMT under any of RMT Agreements, except for any such default or claim which, individually or in the aggregate, would not have a Material Adverse Effect. To the Knowledge of RMT, no party with whom RMT has any RMT Agreement is in default in the performance of any covenant or condition

3.14 Transactions with Affiliated Persons.

Since its Formation Date, RMT has not, in the Ordinary Course of Business or otherwise, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to any affiliate of RMT; (b) RMT does not owe any amount to any affiliate of RMT; (c) no affiliate of RMT owes any amount to RMT; and (d) no part of the property or assets of any affiliate of RMT is used by RMT in the conduct or operation of its businesses. No affiliate of RMT owns any business that is a significant competitor of RMT.

3.15 Books and Records.

The books and records of RMT with respect to RMT and its operations, employees and properties have been maintained in the usual, regular and ordinary manner, all entries with respect thereto have been accurately made, and all transactions involving RMT have been accurately accounted for.

3.16 Consents.

Exhibit B references (i) 15,000 enrollable patients identified in the Degenerative Disc Disease Molecular Diagnostic Patient Database (individually and collectively, the "DDD Patients"), and (ii) 7,500 enrollable patients identified in the Pharmacogenomic Molecular Diagnostic Patient Database (individually and collectively, the "PGx Patients"). Within a (a) one-year period following the Closing at least 1,667 DDD Patients and 834 PGx Patients will be consented, (b) two-year period following the Closing at least a total of 3,334 DDD Patients and 1,668 PGx Patients will be consented, and (c) three-year period following the Closing at least a total of 5,000 DDD Patients and 2,500 PGx Patients, will be consented. Such consents will authorize Buyer to utilize the consented patients' DNA and other de-identified medical and health information included in each of the above referenced databases in any research studies and/or for any commercial purposes as Buyer shall deem appropriate. Such consents shall be complete to the reasonable satisfaction of Buyer. The representations and warranties made in this Section 3.16 are made jointly and severally by RMT and RT, LLC. Notwithstanding any other provision of this Agreement, the damages resulting from a breach of this Section 3.16 shall not exceed (y) the value of 3 million Buyer Shares valued as of the Closing Date in the event the DDD Patients are not properly and timely consented which damages can be paid, at the election of RMT, in either cash or by returning the 3 million shares to Buyer for cancellation or (z) the value of 1 million Buyer Shares valued as of the Closing Date in the event the PGx Patients are not properly and timely consented which damages can be paid, at the election of RMT, in either cash or by returning the 1 million shares to Buyer for cancellation.

3.17 Disclosure.

The Informational Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that RMT makes no representation or warranty with respect to any information that the Buyer or the Acquisition Sub will supply specifically for use in the Informational Statement.

3.18 Qualified Investors.

RMT's sole shareholder is RT,  LLC.  RT,  LLC  makes  the  following representations with respect to each member of RT, LLC (each, an "RT Member", and collectively, the "RT Members"):

(a) Each RT Member is able to bear the economic risk of an investment  in the securities of Buyer Shares offered hereby (the "Securities") for an indefinite period of time and can afford the loss of the entire investment in the Securities. Additionally, each  RT  Member's overall commitment to investments that are not readily marketable is not disproportionate to his or her net worth, and this Agreement will not cause such overall commitment to become excessive.

(b)The Securities will not be sold by any RT Member without registration under applicable securities acts or a proper exemption from such registration.

(c) The Securities are being acquired for each RT Member's own  account and risk, for investment purposes, and not on behalf of any other person or with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities  Act.  Each RT Member is aware that there are substantial restrictions on the transferability of the securities.

(d) Each RT Member has had access to any and all information concerning Buyer and its subsidiaries that the RT Members, RMT and their financial, tax and legal advisors required or considered necessary to make a proper evaluation of the Securities. In making the decision to enter into this Agreement and acquire the Securities, the RT Members and their advisors have relied solely upon their own independent investigations and the representations and warranties contained herein, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder.

(e) Each RT Member understands and agrees that stop transfer instructions relating to the Securities will be placed in Buyer's stock transfer ledger, and that the certificates evidencing the securities sold will bear legends in substantially the following form:

The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective  registration statement  under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to  the  reasonable satisfaction of the Issuer.

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(f) The RT Members have been given the unrestricted opportunity  to  ask questions of, and receive answers from, Buyer and its subsidiaries, or persons acting on their behalf, concerning the terms and conditions of, and all other matters relating to the Securities, and has been given the unrestricted opportunity to obtain such additional information with respect to the Securities as he or she has desired.

(g) By reason of each RT Member's business or financial experience or the business or financial experience of professional advisors who are unaffiliated with and who are not compensated by Buyer or any affiliate thereof, each RT Member has the capacity to protect  his or her own interest in connection with this transaction or has a pre-existing personal or business relationship with Buyer or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

(h) No RT Member was offered the Securities by way of general solicitation or general advertising and at no time were Shareholders presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement.

(i) Each RT Member is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE ACQUISITION SUB

Each of the Buyer and the Acquisition Sub represents and warrants to RMT that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE IV), except as set forth in the disclosure schedule accompanying this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE IV.

4.1 Organization; Relationship.

Each of the Buyer and the Acquisition Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and in each jurisdiction wherein the failure to so qualify would have a Material Adverse Effect. Each of the Buyer and the Acquisition Sub have the full corporate power and authority to own or hold under lease the assets and properties which each owns or holds under lease, to conduct its business as currently conducted, to perform all of its obligations under the agreements to which it is a party, including without limitation this Agreement. The Acquisition Sub is wholly owned by the Buyer and represents the only subsidiary of the Buyer.

4.2 Capitalization.

(a) The Buyer. The entire authorized capital stock of the Buyer consists of 900,000,000 Buyer Shares, of which approximately 224,500,000 Buyer Shares are issued and outstanding, 10,000,000 shares of preferred stock of which no shares are issued and outstanding, and no Buyer Shares are held in treasury. All of the issued and outstanding Buyer Shares have been duly authorized and are validly issued, fully paid, and nonassessable issued or outstanding.

(i)There is no other class of capital stock of the Buyer authorized,

(ii)Except as disclosed in Schedule 4.2, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock.

(iii)There are no outstanding or authorized stock  appreciation, phantom stock, profit participation, or similar rights with respect to the Buyer. The Buyer is not a party to any agreement or arrangement relating to the voting or control of any of its capital stock, or obligating the Buyer, directly or indirectly, to sell any asset that is material to the businesses, financial condition, results of operations or prospects of the Buyer or the Acquisition Sub, taken as a whole.

(b) Aquisition Sub. The entire authorized capital stock of the Acquisition Sub consists of I,000,000 Acquisition Sub Shares, of which 1,000 Acquisition Sub Shares are issued and outstanding and owned entirely by the Buyer. No Acquisition Sub Shares are held in treasury. All of the issued and outstanding Acquisition Sub Shares have been duly authorized and are validly issued, fully paid, and nonassessable.

(i) There is no other class of capital stock of the Acquisition Sub authorized, issued or outstanding.

(ii) There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Acquisition Sub to issue, sell, or otherwise cause to become outstanding any of its capital stock.

(iii) There are no outstanding or authorized stock  appreciation, phantom stock, profit participation, or similar rights with respect to the Acquisition Sub. The Acquisition Sub is not a party to any agreement or arrangement relating to the voting or control of any of its capital stock, or obligating the Acquisition Sub, directly or indirectly, to sell any asset that is material to the businesses, financial condition, results of operations or prospects of the Acquisition Sub, taken as a whole.

4.3Authorization of Transaction.

Each of the Buyer and the Acquisition Sub has full power and  authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of  this Agreement have been duly authorized by all necessary company action of the Buyer and the Acquisition Sub (including approval of their respective boards of directors and stockholders). This Agreement constitutes the valid and legally binding obligation of each of the Buyer and the Acquisition Sub, enforceable in accordance with its terms and conditions except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

4.4 Disputes and Litigation.

Except as disclosed in Schedule 4.4, there is no action, suit, proceeding, or  claim, pending or to the Knowledge of the Buyer, threatened, and no investigation by any court or government or governmental agency or instrumentality, domestic or foreign, pending or to the Knowledge of the Buyer, threatened, against the Buyer or the Acquisition Sub, before any court, government or governmental agency or instrumentality, domestic or foreign, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award, or other order of any court or government or governmental agency or instrumentality, domestic or foreign, against the Buyer the Acquisition Sub.

4.5 Noncontravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Acquisition Sub is subject or any provision of the charter or bylaws of either the Buyer or the Acquisition Sub or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Acquisition Sub is a party or by which it is bound or to which any of its assets is subject. Except as set specifically set forth in this Agreement, Neither the Buyer nor the Acquisition  Sub needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

4.6 Financial Statements.

(a)The Buyer has provided RMT with copies of the consolidated balance sheet of Buyer as of and at June 30, 2018 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, together with respect thereto (hereinafter referred to as the "Buyer Financial Statements").

(b)The Buyer Financial Statements are true and correct and have been prepared in conformity with GAAP consistently applied throughout the periods to which such financial statements relate. The Buyer Financial Statements fairly present, in all  material respects, in conformity with such principles as so applied, the consolidated financial position and results of operations and cash flows of Buyer and subsidiaries, at the dates shown and for the periods therein specified. All adjustments necessary to fairly present, in all material respects, the consolidated financial position and results of operations and cash flows of Buyer, and the changes in its cash flows for such periods have been included in the Buyer Financial Statements.

4.7 Absence of Certain Changes.

Subsequent  to June 30, 2018,  neither  the Buyer nor the Acquisition Sub has:

(a)amended or otherwise modified its constituting documents or bylaws (or similar organizational documents), except in connection with the formation of Acquisition Sub;

(b)mortgaged, pledge, subjected to any Lien or granted any security interest in any of its assets or properties; entered into any lease of real property or buildings; or, except in the ordinary course of business consistent with past practice, entered into any lease of machinery or equipment, or sold, transferred, leased to others or otherwise disposed of any tangible or intangible asset or property;

(c)adopted or, except as required by law, amended, any employee benefit plan other than as necessary in connection with the transactions contemplated hereby;

(d)suffered any damage, destruction, or loss to any of its assets or properties (whether or not covered by insurance) except for damage, destruction or loss occurring in the ordinary course of business which, individually or in the aggregate, would not have a Material Adverse Effect;

(e)made any new elections, changed any current elections or settled or compromised any liability with respect to its taxes; or

(f)suffered any Material Adverse Effect.

In addition, since June 30, 2018, there has been no condition, development or contingency that, so far as reasonably may be foreseen, may, individually or in the aggregate, has a Material Adverse Effect.

4.8 Undisclosed Liabilities.

Neither the Buyer, nor the Acquisition Sub, has any liabilities, whether accrued, absolute, contingent, or otherwise, whether due or to become due and whether the amount  thereof is readily ascertainable or not, other than liabilities which individually or in  the aggregate, would not have a Material Adverse Effect.

4.9[Section Reserved)

4.10 Contractual and Other Obligations.

(a)Buyer has given RMT the opportunity to review and inspect all material Buyer contracts and RMT is deemed to be aware of the information in such contracts.

(b)No event has occurred, or is alleged to have occurred, which constitutes or with lapse of time or giving of notice or both, would constitute a default or a basis for a claim of force majeure or other claim of excusable delay or non-performance by the Buyer or the Acquisition Sub under any of the Buyer Agreements, except for any such default or claim which, individually or in the aggregate, would not have a Material Adverse Effect. To the Knowledge ofthe Buyer and the Acquisition Sub, no party with whom the Buyer or the Acquisition Sub has any Buyer Agreement is in default in the performance of any covenant or condition

4.11 Valid Issuance.

The Buyer Shares to be issued upon the consummation of the Merger, when issued in accordance with the provisions of this Agreement, shall be validly issued, fully paid and nonassessable.

4.12 Books and Records.

The books and records of the Buyer and the Acquisition Sub with respect to the Buyer and the Acquisition Sub, their operations, employees and properties have been maintained in the usual, regular and ordinary manner, all entries with respect thereto have been accurately made, and all transactions involving the Buyer and the Acquisition Sub, have been  accurately accounted for.

4.13 Validity of the Buyer Shares.

The Merger Consideration, when issued and delivered in accordance with the terms of this Agreement, shall be duly and validly issued fully-paid and nonassessable and neither the Buyer nor the holder thereof shall be subject to any preemptive, anti-dilution or similar right with respect thereto that has not been properly waived or complied with.

4.14 Brokers' Fees.

Neither the Buyer nor the Acquisition Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which RMT could become liable or obligated.

4.15 l0b-5 Disclosure.

Neither the Buyer nor the Acquisition Sub has omitted or provided material information in this Article IV or the accompanying disclosure schedules or anywhere else herein that is materially misleading, contains an untrue statement of material fact, or omits to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading.

ARTICLEV COVENANTS

The Parties agree as follows with respect to the period from and after the execution of this Agreement.

5.1 General.

Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ARTICLE VI below).

5.2 Notices and Consents.

Each of the Parties will give any notices to third parties, and will use its commercially reasonable efforts to obtain any third party consents, that the other Party reasonably may request in connection with the matters referred to in Section 3.4 above as to RMT and referred to in Section 4.5 as to Acquisition Sub.

5.3 Regulatory Matters and Approvals.

Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.4 above as to RMT and referred to in Section 4.5 above as to Acquisition Sub.

5.4 Requisite Stockholder Approval; Notice of Merger.

(a)Approval. As promptly as reasonably practicable following the date of this Agreement, RMT shall take all action necessary, in accordance with applicable law and its articles of incorporation and bylaws, to obtain approval of the Merger and all related matters contemplated in this Agreement (the "Merger Transactions") by either (i) convening an annual or special meeting of RT, LLC, the sole holder of RMT Shares and calling for a vote on the Merger Transactions, or alternatively (ii) soliciting the adoption of resolutions approving the Merger Transactions by written consent of RT, LLC, as the sole holder ofRMT Shares.

(b)Notice. Promptly after obtaining the Requisite Stockholder Approval, the board of directors of RMT will cause a communication (the "Merger Notice") to be sent to RMT Stockholders (other than those RMT Stockholders who adopted this Agreement and approved the Merger Transactions) if any, containing: (i) notification of the adoption of the Agreement and the approval of the Merger Transactions by a majority of RMT Stockholders; and (ii) notification of the right to dissent from participation in the Merger, if any, in accordance with the requirements of the Utah Revised Business Corporation Act.

5.5 Preparation of Informational Statement.

The Buyer shall cooperate with RMT in RMT's preparation of the information required by Regulation D under the Securities Act (hereinafter referred to as "Regulation D") to be delivered to the holders of RMT Shares (hereinafter referred to as the "Informational Statement"). Each of the Buyer and RMT shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Informational Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other Party's counsel and auditors in the preparation of the Informational Statement. The Buyer shall not include in the Informational Statement any information with respect to RMT unless the form and content of such information shall have been approved by RMT prior to such inclusion.

5.6 Conduct of the Parties' Businesses.

Except as specifically set forth elsewhere in this Agreement, from the date of this Agreement until the Closing, each of the Acquisition Sub and RMT shall (a) maintain its corporate existence in good standing, and (b) refrain from engaging in any practice, taking any action, or entering into any transaction outside the Ordinary Course of Business or inconsistent with past practices, without a material change in current operational policies. Without limiting the generality of the foregoing, none of the Acquisition Sub nor RMT shall:

(a)authorize or effect any change in its articles of incorporation or bylaws;

(b)grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

(c)declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

(d) issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

(e)impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

(f) make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

(g)make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; or

(h)commit to any of the foregoing.

5.7 Full Access; Confidentiality.

RMT will permit representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of RMT. Buyer will treat and hold as such any Confidential Information it receives from RMT in the course of the reviews contemplated by this Section 5.7, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, shall return to RMT all tangible embodiments (and all copies) thereof which are in its possession. To the extent that the Buyer has provided, or does provide, to RMT any Confidential information relating to the Buyer, RMT will treat and hold as such, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, shall return to the Buyer all tangible embodiments (and all copies) thereof which are in its possession.

5.8 Notice of Developments.

Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Article III or Article IV above (as the case may be). No disclosure by any Party pursuant to this Section 5.8, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

5.9 SEC and Securities Filings.

The Buyer will consult with RMT and prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal or state securities laws relating to the Merger and the transactions contemplated by this Agreement to the extent of the content of any disclosure regarding the Merger or the transactions contemplated by this Agreement, including without limitation a current report on Form 8-K announcing the execution of this Agreement and the consummation of the Merger, respectively (collectively, the "Other Filings"), and the Buyer will permit RMT and its counsel with reasonable advance notice in order to review and comment on any such Other Filings prior to their filing with the SEC. The Buyer will notify RMT promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to any Other Filing or for additional information and will supply RMT with copies of all correspondence between the Buyer or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Merger or any Other Filing. The Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to any Other Filing, the Buyer will promptly inform RMT of such occurrence and cooperate in filing with the SEC or its staff or any other government officials. Upon any permitted sale of Buyer Shares, Buyer shall provide RMT Stockholder with such information as may be reasonably required for RMT Stockholder to sell such Buyer Shares in a public or private sale.

5.10 Tax Treatment.

Notwithstanding anything herein to the contrary, each of the Buyer, the Acquisition Sub and RMT shall use its commercially reasonable efforts to cause the Merger to qualify, and will not (both before and after the Effective Time) take any actions, or fail to take any action, which could reasonably be expected to prevent the Merger from qualifying as a non-taxable reorganization under the provisions of Section 368 of the Code. The Buyer shall, and shall cause the Surviving Corporation to, report, to the extent required by the Code or the regulations thereunder, the Merger for income tax purposes as a reorganization within the meaning of Section 368 of the Code.

5.11Tag Along.

If the majority of stockholders of Buyer desire to accept, or cause the Buyer to accept, any bona fide offer for a sale of their shares in the Buyer, then the RMT Stockholder shall have the right to sell its shares in Buyer at the same pro rata price and upon the same terms and conditions as specified in the offer, and, at Closing, the Buyer shall cause the delivery of appropriate documents to RMT Stockholder evidencing such right.

5.12Registration Rights.

The RMT Stockholders may require the Company to enter into a registration rights agreement with it on terms reasonably satisfactory to the RMT Stockholders, which, among other things, shall provide RMT Stockholder with one demand registration right and other customary rights, including piggyback registration rights.

ARTICLE VI

CONDITIONS TO OBLIGATION TO CLOSE

6.1 Conditions to Obligation of the Buyer and the Acquisition Sub.

The obligation of each of the Buyer and the Acquisition Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)this Agreement and the Merger shall have received the Requisite Stockholder Approval;

(b)The representations and warranties set forth in ARTICLE III above shall be true and correct in all material respects at and as of the Closing Date;

(c) RMT shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(d) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(e) RMT shall have delivered to the Buyer and the Acquisition Sub a certificate to the effect that each of the conditions specified above Section 6.l(a)-(c) is satisfied  in all respects;

(f) the Parties shall have received all other authorizations,  consents,  and approvals of governments and governmental agencies referred to in Section 3.4 above as to RMT and referred to in Section 4.5 above as to Acquisition Sub; and

(g) all actions to be taken by RMT in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer and the Acquisition Sub.

The Buyer and the Acquisition Sub may waive any condition specified in this Section 6.1 if they execute a writing so stating at or prior to the Closing.

6.2 Conditions to Obligation of RMT.

The obligation of RMT to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

(b) the representations and warranties set forth in ARTICLE IV above shall be true and correct in all material respects at and as of the Closing Date;

(c) each of the Buyer and the Acquisition Sub shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(d) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(e) each of the Buyer and the Acquisition Sub shall have delivered to RMT a certificate to the effect that each of the conditions specified above in Section 6.2 (a)-(c) is satisfied in all respects;

(f) this Agreement and the Merger shall  have  received  the  Requisite  Stockholder Approval and shall have been approved by the board of directors and sole stockholder of the Acquisition Sub;

(g)the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.4 above as to RMT and referred to in Section 4.5 above as to Acquisition Sub; and

(h) all actions to be taken by the Buyer and the Acquisition Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to RMT.

RMT may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

ARTICLE VII TERMINATION

7.1

Termination of Agreement.

Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

(a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

(b) the Buyer and the Acquisition Sub may terminate this Agreement by giving written notice to RMT at any time prior to the Effective Time

(i) in the event RMT has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer or the Acquisition Sub has notified RMT of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (ii) if the Closing shall not have occurred on or before December 31, 2018, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer or the Acquisition Sub breaching any representation, warranty, or covenant contained in this Agreement);

(c) RMT may terminate this Agreement by giving written notice to the Buyer and the Acquisition Sub at any time prior to the Effective Time

(i) in the event the Buyer or the Acquisition Sub has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, RMT has notified the Buyer and the Acquisition Sub of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or

(ii) if the Closing shall not have occurred on or before December 31, 2018, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from RMT breaching any representation, warranty, or covenant contained in this Agreement);

(d) RMT may terminate this Agreement by giving written notice to the Buyer and the Acquisition Sub at any time prior to the Effective Time in the event RMT's board of directors concludes that termination would be in the best interests of RMT and its stockholders;

(e)the Buyer may terminate this Agreement by giving written notice to RMT at any time prior to the Effective Time in the event the Buyer's board of directors concludes that termination would be in the best interests of the Buyer and its stockholders; or

(f) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the expiration of 30 days following the execution of this Agreement if the Requisite Stockholder Approval has not yet been given.

7.2 Effect of Termination.

If any Party terminates this Agreement pursuant to Section 7.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5.7 above shall survive any such termination.

ARTICLE VIII MISCELLANEOUS

8.1 Survival.

The representations, warranties, and covenants of the Parties (including the provisions in ARTICLE II above concerning payment of the Merger Consideration and the provisions of Articles Ill, IV and V) will survive the Effective Time for one year.

8.2 Press Releases and Public Announcements.

No Party shall issue any press release or make any public announcement relating to the other Party or to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure).

8.3 No Third-Party Beneficiaries.

This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in ARTICLE II above concerning payment of the Merger Consideration are intended for the benefit of RT, LLC and the RT Members and (b) the provisions in Section 5.9 above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

8.4 Entire Agreement.

This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

8.5 Succession and Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

8.6 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

8.7 Headings.

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.8 Notices.

All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

Info RMT:

Regenerative Medical Technologies, Inc. 652 S. Medical Center Drive, Suite 110 St. George, Utah 84790

Attention: President

Email: Obray.Rick@gmail.com

lfto the Buyer:

Bradley C. Robinson Chief Executive Officer

Predictive Technology Group, Inc. 2735 Parleys Way, Suite 205

Copy to:

Drinker Biddle & Reath LLP

191 N. Wacker Drive, Suite 3700

Chicago, Illinois 60606 Attention: Jennifer Breuer, Esq. Fax: 312/569-3256

Email: Jennifer.Breuer@dbr.com

Copy to:

Legal Department

Predictive Technology Group, Inc. 2735 Parleys Way, Suite 205

Salt Lake City, Utah 84010

Email: BRobinson@predrx.com

If to the Acquisition Sub:

Bradley C. Robinson Chief Executive Officer

2735 Parleys Way, Suite 205 Salt Lake City, Utah 840 I0

Email: BRobinson@predrx.com

Email: erobinson@predrx.com

Copy to:

Legal Department Predictive Acquisitions, Inc.

2735 Parleys Way, Suite 205 Salt Lake City, Utah 84010

Email: erobinson@predrx.com

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.9 Governing Law.

This Agreement shall be governed by and construed in accordance with  the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

8.10 Amendments and Waivers.

The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to approval of RMT Stockholders will be subject to the restrictions contained in the Utah Revised Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.11 Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.12 Expenses.

Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

8.13 Construction.

The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

8.14 Incorporation of Exhibits and Schedules.

The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

PREDICTIVE TECHNOLOGY GROUP, INC.

  By: /s/ Paul Evans

  Name/Title: Paul Evans/COO

 PREDICTIVE ACQUISITIONS, INC.

  By: /s/ Bradley C. Robinson

  Name/Title: Bradley C. Robinson, CEO

REGENERATIVE MEDICAL TECHNOLOGIES, INC.

  By: /s/ Rick Obrey

  Name/Title: Manager

With respect to Sections 3.16 and 3.18 only,

REGENERATIVE TECHNOLOGIES, LLC

  By: /s/ Rick Obrey

  Name/Title: Manager

EXHIBIT A

ARTICLES OF MERGER

[To be completed]

RMT DISCLOSURE SCHEDULE

Schedule 3.7 Personal Property

•Data License Agreement dated May _, 2018 between Southwest Spine and Pain Care Specialists, LLC and Regenerative Medical Technologies, Inc.

•Draft Provisional Patent Application - Systems and Methods for Linking and Storing Biologics.

•Cellsure business model, methods and protocols to collect birthing tissue, DNA samples and electronic medical records online or on mobile app.

•Patient Registry business model, methods and protocols to collect clinical outcomes and electronic medical records online or on mobile app.

•DNA sample business model, methods and protocols to collect DNA samples and electronic medical records online or on mobile app.

•Bone Marrow Aspirate Kit - draft product design and methodology.

•Large Joint Injection Kit-draft product design and methodology.

•Degenerative Disk Disease (DDD) and Post-Microdiscectomy Injection Kit - draft product design and methodology.

•Allogenic Stem Cell Product for DOD-draft product design and preliminary clinical trial methodology

•Allogenic Stem Cell Product for Autism and CP - draft product design and preliminary clinical trial methodology

•Allogenic Stem Cell Product for Facet Joint - draft product design and preliminary clinical trial methodology

•Allogenic Stem Cell Product for IV Treatment of Opioid Addiction - draft product design and preliminary clinical trial methodology

•Clinical Trial protocol know-how (draft design for knee arthritis, trochanteric bursitis, plantar fasciitis, discogenic back pain, facet joint pain).

Schedule 3.13 Contractual and Other Obligations

•See Schedule 3.7 above.

BUYER DISCLOSURE SCHEDULE

Schedule 4.2

The Buyer has outstanding: (i) Buyer's 2015 Stock Option Plan that authorizes the issuance of up to 15% of the total outstanding shares of the Buyer's common stock; (ii) options exercisable for 4,938,500 shares of common stock; and (iii) warrants exercisable for 42,268,520 shares of common stock.

Schedule 4.4

There are no pending or threatened actions except for:

(i)a lawsuit filed by Robert Greeen, Troy Menlove and TRJ, LLC in the Third Judicial District Court against Jack Turner, Buyer and Predictive Biotech, Inc. in July 2018 alleging, among other things, that cash and stock compensation is due to plaintiffs and Buyer disputes such claims; and

(ii)there is a dispute between Buyer and Mike Schramm, Buyer's former patent agent, whereby Mr. Schramm alleges he is owed common stock as compensation for intellectual property transferred to Buyer and/or its affiliates and for work performed. Buyer believes Mr. Schramm has been fully compensated for all transferred intellectual property and work performed.

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